Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-163230, 333-172731 and 333-179584) of Ancestry.com Inc. of our report dated September 5, 2012 relating to the Statements of Assets Acquired and Liabilities Assumed as of December 31, 2011 and Statements of Revenue and Direct Expenses for the year ended December 31, 2011, of the Family History Business of Inflection LLC, which appears in this Current Report on Form 8-K/A of Ancestry.com Inc. dated October 31, 2012.